                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                                       [X]

Filed by a Party other than the Registrant                    [_]

Check the appropriate box:

[_]      Preliminary Proxy Statement
[_]      Confidential, for Use of the Commission Only (as permitted by
         Rule14a-6(e)(2))
[X]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[_]      Soliciting Material Under Rule 14a-12

                                Fastenal Company
    ------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[_]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1)   Title of each class of securities to which transaction applies:

              ------------------------------------------------------------------
         2)   Aggregate number of securities to which transaction applies:

              ------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

              ------------------------------------------------------------------
         4)   Proposed maximum aggregate value of transaction:

              ------------------------------------------------------------------
         5)   Total fee paid:

              ------------------------------------------------------------------

[_]      Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1)   Amount Previously Paid:

              ------------------------------------------------------------------
         2)   Form, Schedule or Registration Statement No.:

              ------------------------------------------------------------------
         3)   Filing Party:

              ------------------------------------------------------------------
         4)   Date Filed:

              ------------------------------------------------------------------

FASTENAL COMPANY

2001 Theurer Boulevard
Winona, Minnesota 55987-1500
(507) 454-5374

                                  March 5, 2002

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Company's offices at 2001 Theurer Boulevard, Winona, Minnesota, commencing at 10 o'clock a.m., Central Daylight Savings Time, on Tuesday, April 16, 2002.

The Secretary's Notice of Annual Meeting and the Proxy Statement, which follow, describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.

We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed Proxy and return it in the accompanying envelope as soon as possible, even if you plan to attend the Annual Meeting. You may revoke the Proxy and vote in person at that time if you so desire.

                                     Sincerely,

                                     /s/ Robert A. Kierlin

                                     Robert A. Kierlin
                                     Chairman of the Board
                                     and Chief Executive Officer

                                FASTENAL COMPANY

                  --------------------------------------------

                    Notice of Annual Meeting of Shareholders

                          to be held on April 16, 2002

                  --------------------------------------------

The Annual Meeting of Shareholders of Fastenal Company will be held at the Company's offices at 2001 Theurer Boulevard, Winona, Minnesota, commencing at 10 o'clock a.m., Central Daylight Savings Time, on Tuesday, April 16, 2002 for the following purposes:

     1. To elect a Board of Directors of nine directors, to serve until the next regular meeting of shareholders or until their successors have been duly elected and qualified.

     2. To ratify the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2002.

     3. To transact such other business as may properly be brought before the meeting.

The Board of Directors has fixed February 26, 2002 as the record date for the meeting, and only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

Your Proxy is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present, you are urgently requested to mark, date, sign and mail the enclosed Proxy in the postage-paid envelope that is provided. You may revoke the Proxy at any time prior to being exercised, and returning your Proxy will not affect your right to vote in person if you attend the meeting and revoke the Proxy.

                                     By Order of the Board of Directors,

                                     /s/ Stephen M. Slaggie

                                     Stephen M. Slaggie
                                     Secretary

Winona, Minnesota
March 5, 2002

                         -------------------------------
                                 PROXY STATEMENT
                         -------------------------------

                               GENERAL INFORMATION

The enclosed Proxy is being solicited by the Board of Directors of Fastenal Company (the "Company") for use in connection with the Annual Meeting of Shareholders to be held on Tuesday, April 16, 2002 at the Company's offices at 2001 Theurer Boulevard, Winona, Minnesota, commencing at 10 o'clock a.m., Central Daylight Savings Time, and at any adjournments thereof. Only shareholders of record at the close of business on February 26, 2002 will be entitled to vote at such meeting or adjournment. Proxies in the accompanying form, which are properly signed, duly returned to an officer of the Company and not revoked, will be voted in the manner specified. A shareholder executing a Proxy retains the right to revoke it at any time before it is exercised by delivering to an officer of the Company written notice of termination of the Proxy's authority or a properly signed Proxy bearing a later date.

The address of the principal executive office of the Company is 2001 Theurer Boulevard, Winona, Minnesota 55987-1500 and the telephone number is (507) 454-5374. The mailing of this Proxy Statement and the Board of Directors' form of Proxy to shareholders will commence on or about March 5, 2002.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present and entitled to vote is required for approval of each proposal included in this Proxy Statement. For this purpose, a shareholder who abstains with respect to a proposal is considered to be present and entitled to vote on such proposal at the meeting and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote, or withholds authority to vote, on a proposal shall not be considered present and entitled to vote on such proposal.

DEADLINES FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

Any shareholder proposal intended to be presented at the 2003 Annual Meeting of Shareholders and desired to be included in the Company's Proxy Statement for that meeting must be received by the Company at its principal executive office no later than November 5, 2002 in order to be included in such Proxy Statement. If notice of any other shareholder proposal intended to be presented at the 2003 Annual Meeting of Shareholders is not received by the Company on or before January 19, 2003, the Proxy solicited by the Board of Directors of the Company for use in connection with that meeting may confer authority on the Proxies named therein to vote in their discretion on such proposal without any discussion in the Company's Proxy Statement for that meeting of either the proposal or how such Proxies intend to exercise their voting discretion.

                         SECURITY OWNERSHIP OF PRINCIPAL

                           SHAREHOLDERS AND MANAGEMENT

The following table sets forth, as of February 15, 2002, the ownership of Common Stock of the Company by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company, by each director and nominee for the office of director, by each executive officer named in the Summary Compensation Table set forth under "Executive Compensation" below, and by all directors and executive officers as a group. At February 15, 2002 there were 37,938,688 shares of Common Stock, par value $.01 per share, issued and outstanding, each of which is entitled to one vote.

                                                                           Percentage of
Name and, if Required, Address of               Amount and Nature of        Outstanding
Beneficial Owner                              Beneficial Ownership (1)        Shares
------------------------------------------------------------------------------------------
Robert A. Kierlin                                     3,903,036  (2)           10.31%
Route 1, Box 65D
Winona, Minnesota 55987
------------------------------------------------------------------------------------------
Stephen M. Slaggie                                    1,938,224  (3)            5.11
1870 Ralph Scharmer Drive
Winona, Minnesota 5598
------------------------------------------------------------------------------------------
Michael M. Gostomski                                    641,761  (4)            1.69
------------------------------------------------------------------------------------------
John D. Remick                                        1,230,285  (5)            3.24
------------------------------------------------------------------------------------------
Henry K. McConnon                                       814,712  (6)            2.15
------------------------------------------------------------------------------------------
Robert A. Hansen                                            200                 *
------------------------------------------------------------------------------------------
Willard D. Oberton                                       80,560  (7)            *
------------------------------------------------------------------------------------------
Michael J. Dolan                                          1,250                 *
------------------------------------------------------------------------------------------
Reyne K. Wisecup                                             80  (8)            *
------------------------------------------------------------------------------------------
Nicholas J. Lundquist                                     8,395  (9)            *
------------------------------------------------------------------------------------------
Daniel L. Florness                                        1,121  (10)           *
------------------------------------------------------------------------------------------
Ruane, Cunniff & Co., Inc.
767 Fifth Avenue                                      4,826,225  (11)          12.72
New York, New York  10153-4798
------------------------------------------------------------------------------------------
Directors and executive  officers as a group
(11 persons)                                          8,617,424                22.71
------------------------------------------------------------------------------------------

  * Less than 1%.

     (1) Except as otherwise indicated in the Notes below, the listed beneficial owner has sole voting power and investment power with respect to such shares.

     (2) Includes 1,253,060 shares held by Mr. Kierlin, which are subject to stock options granted by Mr. Kierlin to various employees of the Company. See "Executive Compensation--Board Report on Executive Compensation" below. Mr. Kierlin has voting and investment power with respect to these shares, provided that any transferred shares will remain subject to the options. Also includes 100 shares held by Mr. Kierlin's wife, and 2,200 shares held by a local secondary school (the "School"), of which Mr. Kierlin is a director and member of the investment committee. As a director and member of the investment committee, Mr. Kierlin shares voting and investment power with respect to the shares held by the School. Mr. Kierlin disclaims beneficial ownership of the shares held by the School.

     (3) Includes 102,526 shares held by Mr. Slaggie's wife, and 35,300 shares held by Mr. Slaggie as custodian for one of his children.

     (4) Includes 481,761 shares held in Mr. Gostomski's revocable living trust, over which Mr. Gostomski has voting and investment power, and 160,000 shares held in the revocable living trust of Mr. Gostomski's wife, over which Mr. Gostomski's wife has voting and investment power.

     (5) Includes 153,887 shares held by Mr. Remick's wife, and 10,000 shares held by Mr. Remick as custodian for one of his children. Mr. Remick disclaims beneficial ownership of the shares held by his wife. Also includes 50,075 shares held by a charitable foundation of which Mr. Remick is a director. As a director, Mr. Remick shares voting and investment power with respect to the shares of Common Stock of the Company held by the foundation. Mr. Remick disclaims beneficial ownership of the shares held by the foundation.

     (6) Includes 160,000 shares held by Mr. McConnon's wife, 300 shares held by Mr. McConnon as custodian for one of his grandchildren, and 12,000 shares held by Mr. McConnon's father with respect to which Mr. McConnon has investment power pursuant to a power of attorney granted to Mr. McConnon by his father. Also includes 2,200 shares held by the School, of which Mr. McConnon is a director. As a director, Mr. McConnon shares voting and investment power with respect to the shares held by the School. Mr. McConnon disclaims beneficial ownership of the shares held by the School.

     (7) Includes 17,900 shares held by Mr. Oberton's wife, and an aggregate of 3,900 shares held by Mr. Oberton and his wife as custodian for Mr. Oberton's children.

     (8)  These shares are held jointly by Ms. Wisecup and her husband.

     (9) Includes 1,200 shares held my Mr. Lundquist's wife, and an aggregate of 1,200 shares held by Mr. Lundquist as custodian for his children. Also includes 245 shares attributable to the account of Mr. Lundquist in the Company's 401(k) plan. The number of shares attributable to such account is based on Mr. Lundquist's most recent plan statement, which reports units held by Mr. Lundquist in the plan's stock fund. Such units consist of undivided interests in the shares and cash held in the fund. The number of shares reported is an estimate based on the number of units held by Mr. Lundquist. Mr. Lundquist has the right to direct the investment of, and the voting of all shares attributable to, his plan account.

     (10) Includes 121 shares attributable to the account of Mr. Florness in the Company's 401(k) plan. The number of shares attributable to such account is based on Mr. Florness' most recent plan statement, which reports units held by Mr. Florness in the plan's stock fund. Such units consist of undivided interest in the shares and cash held in the fund. The number of shares reported is an estimate based on the number of units held by Mr. Florness. Mr. Florness has the right to direct the investment of, and the voting of all shares attributable to, his plan account.

     (11) According to a Schedule 13G statement filed with the Securities and Exchange Commission reflecting ownership as of April 30, 2001, Ruane, Cunniff & Co., Inc., which is a registered broker-dealer and investment advisor, has sole voting power with respect to 3,046,265 shares, sole investment power with respect to 2,806,225 shares, and shared investment power with respect to 2,020,000 shares.

                              ELECTION OF DIRECTORS

Nominees and Required Vote

The Restated Bylaws of the Company provide that the business of the Company shall be managed by or under the direction of a Board of Directors of not less than five nor more than nine directors, which number shall be fixed from time to time by the Board of Directors. Each director shall be elected at the Annual Meeting of Shareholders for a term that expires at the next regular shareholders' meeting and shall hold office for the term for which he or she was elected and until a successor is elected and has qualified. The Board of Directors has fixed the number of directors to be elected for the ensuing year at nine and has nominated the nine persons named below for election as directors. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the nine nominees named below to constitute the entire Board of Directors.

All of the nominees named below are current directors of the Company and have been previously elected as a director by the Company's shareholders. Each nominee has indicated a willingness to serve as a director for the ensuing year. However, in case any nominee is not a candidate at the meeting for any reason, the Proxies named in the enclosed form of Proxy may vote for a substitute nominee in their discretion.

The following table sets forth certain information as to each nominee for the office of director:

Name                   Age                 Position
------------------------------------------------------------------------------
Robert A. Kierlin       62    Chairman of the Board, Chief Executive Officer
                              and Director
------------------------------------------------------------------------------
Stephen M. Slaggie      62    Secretary and Director
------------------------------------------------------------------------------
Michael M. Gostomski    61    Director
------------------------------------------------------------------------------
John D. Remick          65    Director
------------------------------------------------------------------------------
Henry K. McConnon       62    Director
------------------------------------------------------------------------------
Robert A. Hansen        58    Director
------------------------------------------------------------------------------
Willard D. Oberton      43    President, Chief Operating Officer and Director
------------------------------------------------------------------------------
Michael J. Dolan        53    Director
------------------------------------------------------------------------------
Reyne K. Wisecup        39    Human Resources Manager and Director
------------------------------------------------------------------------------

Mr. Kierlin has been the Chairman of the Board and Chief Executive Officer of the Company and has served as a director of the Company since the Company's incorporation in 1968. From 1968 through July 2001, Mr. Kierlin also served as President of the Company. Mr. Kierlin has served as a Minnesota State Senator since April 1999.

Mr. Slaggie has been the Secretary of the Company and has served as a director of the Company since 1970. He became a full-time employee of the Company in December 1987, at which time he assumed the additional duties of Shareholder Relations Director and Insurance Risk Manager.

Mr. Gostomski has served as a director of the Company since 1973. For more than the past five years, Mr. Gostomski has been the President and Chief Executive Officer of Winona Heating & Ventilating Company, a sheet metal and roofing contractor located in Winona, Minnesota.

Mr. Remick has served as a director of the Company since the Company's incorporation in 1968. For more than the past five years, Mr. Remick has been the President and Chief Executive Officer of Rochester Athletic Club, Inc., an athletic club located in Rochester, Minnesota.

Mr. McConnon has served as a director of the Company since the Company's incorporation in 1968. For more than the past five years, Mr. McConnon has been the President of Wise Eyes, Inc., an eyeglass retailer and wholesaler located in State College, Pennsylvania.

Mr. Hansen has served as a director of the Company since June 1999. For more than the past five years, Mr. Hansen has been an Associate Professor of Marketing and Logistics Management with the Carlson School of Management at the University of Minnesota.

Mr. Oberton has served as a director of the Company since June 1999, and has been President and Chief Operating Officer of the Company since July 2001. From June 2000 through July 2001, Mr. Oberton was Executive Vice President and Chief Operating Officer of the Company. From March 1997 through June 2000, Mr. Oberton was Vice President and Chief Operating Officer of the Company. From June 1986 through March 1997, Mr. Oberton was the General Operations Manager of the Company.

Mr. Dolan has served as a director of the Company since June 2000, and has been self employed as a business consultant since March 2001. From October 1995 through February 2001, Mr. Dolan was Executive Vice President and Chief Operating Officer of The Smead Manufacturing Company, a manufacturer of office products located in Hastings, Minnesota. From July 1980 through October 1995, Mr. Dolan was a partner at KPMG LLP, a public accounting firm.

Ms. Wisecup has served as a director of the Company since June 2000, and has been Human Resources Manager for the Company since April 1997. From June 1991 through April 1997, Ms. Wisecup was an administrative assistant with the Company.

None of the above nominees is related to any other nominee or to any executive officer of the Company.

Board and Committee Meetings

The Board of Directors of the Company held three meetings during 2001.

The Company has an Audit Committee consisting of Robert A. Hansen, John D. Remick and Michael J. Dolan, each of whom is an independent director (as that term is defined in the listing standards of The Nasdaq Stock Market); a Development Committee consisting of Robert A. Kierlin, Willard D. Oberton, Robert A. Hansen and Reyne K. Wisecup; and an Acquisitions Committee consisting of Michael J. Dolan, Daniel L. Florness, Chief Financial Officer, and John J. Milek, General Counsel. The Company does not have a Nominating Committee or a Compensation Committee, or any other committee of the Board of Directors performing equivalent functions.

The Audit Committee held four meetings during 2001. The Audit Committee has the authority to (a) make recommendations to the Board of Directors as to the engagement of independent auditors, (b) review with the independent auditors the scope and results of audit engagements, (c) review the scope, frequency and results of internal audits and examinations, (d) review the adequacy of the Company's accounting policies and system of internal accounting controls, and
(e) review all related party transactions for potential conflict-of-interest situations. The Audit Committee operates under a written charter adopted by the Board of Directors in June 2000.

Each director of the Company attended more than 75% of the aggregate number of meetings of the Board, Audit Committee, Development Committee, and Acquisitions Committee on which he or she served during 2001.

Compensation of Directors

Each director of the Company receives an annual retainer of $1,000 for his or her services as a director, and, if he or she is not an employee of the Company, $3,000 (plus reimbursement of reasonable expenses) for attendance at each meeting of the Board. Each member of the Audit Committee who is not an employee of the Company receives $3,000 (plus reimbursement of reasonable expenses) for attendance at each Audit Committee meeting. Each member of the Development Committee who is not an employee of the Company receives $3,000 (plus reimbursement of reasonable expenses) for attendance at each Development Committee meeting. Each member of the Acquisitions Committee who is not an employee of the Company receives $3,000 (plus reimbursement of reasonable expenses) for attendance at each Acquisitions Committee meeting.

Audit Committee Report

The Audit Committee is responsible for overseeing the Company's management and independent auditors in respect of the Company's accounting and financial reporting. In performing its oversight function, the Audit Committee relies upon advice and information received from the Company's management and independent auditors.

In that regard, the Audit Committee has reviewed and discussed with members of the Company's management the Company's audited consolidated financial statements for fiscal 2001, and has discussed with representatives of the Company's independent auditors the matters required to be discussed with audit committees by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with representatives of the Company's independent auditors that firm's independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for fiscal 2001 be included in the Company's Annual Report on Form 10-K for such fiscal year for filing with the Securities and Exchange Commission.

          John D. Remick      Robert A. Hansen      Michael J. Dolan
                         Members of the Audit Committee

Independent Auditors' Fees

 Audit Fees

The aggregate fees billed for the audit of the Company's annual consolidated financial statements for fiscal 2001 and for the review of the Company's interim consolidated financial statements for each quarter in fiscal 2001 were $200,000.

 All Other Fees

The Company also paid its principal accountant an aggregate of $160,000 for all other fees. This included $34,000 paid for statutory audit services related to its Puerto Rican operations, for audit services related to its 401(k) benefit plan, and for acquisition assistance related to its 2001 acquisition; $114,000 paid for tax compliance services related to its Puerto Rican operations and for corporate tax accounting strategy services; and $12,000 paid for accounting assistance related to its Mexican operation. The Mexican assistance ended in the spring of 2001. The Company's principal accountant rendered no other services to the Company or any of its subsidiaries during fiscal 2001. The Audit Committee has considered whether, and has determined that, the provision of these services was compatible with maintaining the independence of the Company's principal accountant.

                             EXECUTIVE COMPENSATION

Summary of Compensation

Set forth in the following table is information with respect to the compensation of the Chief Executive Officer and certain other executive officers of the Company for each fiscal year of the Company in the three fiscal years ended December 31, 2001:

                           SUMMARY COMPENSATION TABLE

                                                                                 Long-Term
                                                                                Compensation
                                                  Annual Compensation              Awards
                                             ------------------------------ -----------------
                                                                                Securities
Name and                             Fiscal                                     Underlying
Principal Position                    Year     Salary ($)      Bonus ($)     Options/SARs (#)
---------------------------------------------------------------------------------------------
Robert A. Kierlin                     2001       $63,500 (1)   $      0               0
Chairman of the Board and Chief       2000       121,000 (1)          0               0
Executive Officer                     1999       117,000 (1)          0               0
---------------------------------------------------------------------------------------------
Willard D. Oberton                    2001       290,585 (2)          0           1,000
President and Chief Operating         2000       301,000 (2)     79,475           5,000
Officer                               1999       193,083 (2)     30,841               0
---------------------------------------------------------------------------------------------
Daniel L. Florness                    2001       143,750         13,039           1,000
Treasurer, Chief Financial Officer    2000       117,500         50,713           5,000
and Chief Accounting Officer          1999        92,916         24,492               0
---------------------------------------------------------------------------------------------
Nicholas J. Lundquist (3)             2001       174,996         64,442           1,000
Vice President of Sales               2000       173,538        127,907           5,000
---------------------------------------------------------------------------------------------

     (1) Includes $1,000, $1,000 and $2,000 paid to Mr. Kierlin during 2001, 2000 and 1999, respectively, in his capacity as a director and member of the Audit Committee of the Company. See "Board and Committee Meetings" above. Mr. Kierlin ceased being a member of the Audit Committee in June 1999.

     (2) Includes $1,000 paid to Mr. Oberton during each of the years 2001, 2000 and 1999 in his capacity as a director of the Company. See "Board and Committee Meetings" above. Mr. Oberton became a director of the Company in June 1999.

     (3) Mr. Lundquist became an executive officer of the Company in June 2000. Mr. Lundquist's 2000 compensation includes compensation for the full fiscal year.

The individuals named above are the only persons who were executive officers of the Company during the fiscal year ended December 31, 2001 and whose total salary and bonus for such fiscal year was $100,000 or more.

Option/SAR Grants

The following table sets forth information regarding individual grants of stock appreciation rights made to the executive officers of the Company named in the Summary Compensation Table shown above during the fiscal year ended December 31, 2001:

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                  Potential
                                                                              Realizable Value at
                                                                                Assumed Annual
                                                                                Rates of Stock
                                                                              Price Appreciation
                                                                                for Option/SAR
                                     Individual Grants                             Term (1)
                         --------------------------------------------------- ---------------------
                          Number of     Percent of
                         Securities   Total Options/
                         Underlying    SARs Granted
                          Options/     to Employees   Exercise
                            SARs            in         or Base   Expiration
Name                     Granted (#)   Fiscal Year      Price       Date        5% ($)    10% ($)
---------------------------------------------------------------------------------------------------
Robert A. Kierlin               0           --           --          --           --        --
---------------------------------------------------------------------------------------------------
Willard D. Oberton          1,000  (2)     0.3%          $55      12/31/03      $ 8,200   $17,240
---------------------------------------------------------------------------------------------------
Daniel L. Florness          1,000  (2)     0.3%          $55      12/31/03        8,200    17,240
---------------------------------------------------------------------------------------------------
Nicholas J. Lundquist       1,000  (2)     0.3%          $55      12/31/03        8,200    17,240
---------------------------------------------------------------------------------------------------

     (1) The dollar amounts under these columns were calculated assuming the value of the Company's Common Stock appreciates at 5% and 10% each year, compounded annually, from the date of grant of the applicable stock appreciation right to the end of the term of the applicable stock appreciation right. These annual appreciation rates have been set by the Securities and Exchange Commission for illustrative purposes and are not intended to forecast future financial performance of the Company or possible future appreciation, if any, in the price of the Company's Common Stock. Shareholders are therefore cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that the executive officers will only realize value from the grants of stock appreciation rights shown when the price of the Company's Common Stock appreciates, which benefits all shareholders commensurately.

     (2) These stock appreciation rights were granted by the Company, on January 16, 2001, under the stock appreciation rights plan for employees of the Company described under "Board Report on Executive Compensation" below, and, in general, will become exercisable on July 1, 2003 and will expire on December 31, 2003. If the holder of the stock appreciation right ceases to be employed by the Company or one of its subsidiaries, other than as a result of his death, prior to July 1, 2003, the stock appreciation right will expire at the time such holder's employment is terminated.

The following table sets forth, as to the executive officers of the Company named in the Summary Compensation Table shown above, information concerning stock options and stock appreciation rights exercised during, and the value of stock options and stock appreciation rights held at the end of, the fiscal year ended December 31, 2001:

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL

                   YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                      Number of Securities      Value of Unexercised
                                                     Underlying Unexercised         In-the-Money
                                                      Options/SARs at Fiscal   Options/SARs at Fiscal
                              Shares     Value            Year-End (#)              Year-End ($)
                           Acquired on  Realized  --------------------------- ---------------------------
Name                      Exercise (#)    ($)     Exercisable  Unexercisable   Exercisable  Unexercisable
------------------        ------------  --------  ----------- ---------------  -----------  -------------
Robert A. Kierlin              0           --            0              0          --            --
Willard D. Oberton             0           --            0          6,000          --          $57,150
Daniel L. Florness             0           --            0          6,000          --           57,150
Nicholas J. Lundquist          0           --            0          6,000          --           57,150


Compensation Committee Interlocks and Insider Participation

As indicated under "Board and Committee Meetings" above, the Company does not have a Compensation Committee or any other committee of the Board of Directors performing equivalent functions. The Board of Directors makes decisions regarding compensation of executive officers of the Company. Three of the Company's executive officers, Robert A. Kierlin, Stephen M. Slaggie and Willard
D. Oberton, are directors of the Company. Each of these individuals participated in all deliberations of the Board during the fiscal year ended December 31, 2001 concerning executive officer compensation.

Board Report on Executive Compensation

As required by the rules established by the Securities and Exchange Commission, the Board of Directors has prepared, for inclusion in this Proxy Statement, the following report on the compensation policies of the Board applicable to the Company's executive officers. The Company's executive officers during 2001 were Robert A. Kierlin, its Chief Executive Officer, Stephen M. Slaggie, its Secretary, Willard D. Oberton, its President, Nicholas J. Lundquist, its Vice President of Sales, and Daniel L. Florness, its Chief Financial Officer.

Executive compensation at the Company for 2001 consisted of three components: base salary, the potential for an incentive bonus, and stock appreciation rights. The Chief Executive Officer's compensation in 2001 consisted solely of base salary. The Secretary's compensation in 2001 consisted of base salary and the potential for a bonus. The compensation in 2001 of the other executive officers consisted of base salary, the potential for a bonus, and stock appreciation rights.

At the first meeting of the Board of Directors in 2001, the Board established the maximum total compensation to be paid to the Company's Chief Executive Officer and Secretary for the year. As shown in the table set forth under "Security Ownership of Principal Shareholders and Management" above, each of those two officers holds a significant portion of the Company's Common Stock, which was acquired by him at the time of the Company's incorporation. It is the philosophy of the Board of Directors that the Company should modestly compensate the Chief Executive Officer and Secretary, and that financial reward for those officers should come in large part from increases in the value of the Company's Common Stock held by them. Consistent with that philosophy, the Board set the maximum compensation of the Chief Executive Officer and Secretary for 2001 at the same level as 2000.

The actual base salary paid to the Company's Chief Executive Officer for 2001 was, within the limits established by the Board of Directors, determined by that officer based on such factors as he deemed appropriate. Since 1987 (the year of the Company's initial public offering), there has been no increase, from the level paid in that year, in the annual base salary of the Chief Executive Officer. The base salary paid to the Chief Executive Officer in 2001 was approximately 31% of the maximum compensation authorized for payment to him by the Board. Because of less time spent on Company affairs in 2001, the Chief Executive Officer requested a smaller compensation for the year.

The actual base salary paid to the Company's Secretary for 2001 was, within the limits established by the Board of Directors, determined by that officer based on such factors as he deemed appropriate, provided that the base salary paid to the Secretary was subject to the review and approval of the Company's Chief Executive Officer. There has been no increase in the annual base salary paid to the Secretary since he became a full-time employee of the Company in 1987. The Secretary's bonus for 2001 was paid under the Company's general employee bonus program for non-sales personnel. Under the bonus program, an aggregate bonus is calculated for each of the Company's departments based on the department achieving certain pre-determined cost containment goals. The aggregate bonus, if any, for each department is then allocated among the department's employees in a manner determined by the department's supervisor based on the level of responsibility of each employee, provided that the allocation is subject to the review and approval of the Company's Chief Executive Officer. Since the Secretary is not a member of a department, his bonus was determined by the supervisor of the Company's accounting department in accordance with the criteria for allocation of bonuses within that department.

The Board of Directors also established, at its first meeting in 2001, the base salary to be paid, and the method for determining any bonuses to be paid, to the Company's other executive officers for that year. The bonus to be paid to the Company's President for 2001 was calculated based on the amount by which the Company's pre-tax income in each quarter of 2001 exceeded its pre-tax income in the same quarter of 2000. The bonus to be paid to the Company's Vice President of Sales for 2001 was calculated based on two factors: (1) the amount by which the Company's net sales in each quarter of 2001 exceeded net sales in the same quarter of 2000 and (2) the amount by which the Company's pre-tax income in each quarter of 2001 exceeded its pre-tax income in the same quarter of 2000. The bonus to be paid to the Company's Chief Financial Officer for 2001 was calculated based on the amount by which net income in each quarter of 2001 exceeded a percentage of net sales in that quarter.

In addition to base salary and bonus, each of the Company's President, Vice President of Sales and Chief Financial Officer was granted stock appreciation rights during 2001.

In 2000, the Chief Executive Officer adopted a stock option plan for employees of the Company pursuant to which he has granted to a broad group of employees options to purchase up to an aggregate of 1,253,060 share of common stock of the Company owned by him at the time of the grant. In general, each such option expires on the last day of November or December of the second calendar year after the year in which the option was granted and is exercisable during the six-month period ending on the expiration date. The benefits to the Company of the stock option plan are three-fold. First, the plan aligns the interests of the employees of the Company with the long-term interest of the Company's public shareholders. Second, the plan allows employees of the Company the potential to accumulate some wealth. Third, since outstanding shares of Common Stock owned at the time of the grant by the Chief Executive Officer back the options, the Company will issue no new shares when the options are exercised and the options will result in no dilution of the Company's outstanding Common Stock.

The Company granted the stock appreciation rights received by the executive officers under a stock appreciation rights plan for employees of the Company adopted by the Board of Directors in 2000. The plan was established so that stock appreciation rights could be granted to certain officers and employee-directors of the Company who, due to securities law considerations, are not able to participate in the stock option plan established by the Chief Executive Officer. Under the plan, the Company has granted to certain of those officers and employee-directors an aggregate of 18,000 stock appreciation right units (with each unit being the equivalent, for purposes of measuring payments under the plan, of one share of Common Stock of the Company). The terms of the stock appreciation rights mirror those of the employee stock options, except that all payments upon exercise of the stock appreciation rights will be made in cash. As a result, the stock appreciation rights will result in no dilution of the Company's outstanding Common Stock.

With the exception of the bonus arrangements described above, the compensation policies and practices of the Board of Directors applicable to the Company's executive officers are not subject to specific criteria. The factors considered by the Board in setting the maximum compensation of the Chief Executive Officer and Secretary and the base salary and stock-based awards of the Company's other executive officers, and by the Chief Executive Officer and Secretary in determining their actual base salary within the limits established by the Board, were subjective, such as the level of compensation paid by the Company to its other employees. The Board is aware of the executive compensation historically paid by members of the peer group selected in connection with the preparation of the stock performance graph set forth under "Executive Compensation--Performance Graph" below. However, the Board did not consider the compensation paid by the companies in the peer group to their chief executive officers in setting the maximum compensation of the Company's Chief Executive Officer for 2001, since the higher level of compensation generally present at those companies does not reflect the philosophy of the Board that the Chief Executive Officer should be modestly compensated. The Company's performance was not a factor considered by the Board of Directors in setting the maximum compensation of the Chief Executive Officer and Secretary or the base salary or stock-based awards of the Company's other executive officers, nor did the Board require the Chief Executive Officer and Secretary to consider the Company's performance in determining their actual base salary. However, the Board of Directors believes that, as a result of their share ownership and the bonus arrangements and stock-based awards described above, the interests of the Company's executive officers are closely aligned with the long-term interests of the Company and its public shareholders.

Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of compensation over $1,000,000 paid by a company to its executive officers. Since the Company's executive compensation is set at levels such that each executive officer is likely to receive compensation well below the $1,000,000 limit, the Board of Directors has determined that it is not necessary at this time to take any position with respect to the non-deductibility of compensation in excess of $1,000,000.

----------------------------------------------------------------------------
    Robert A. Kierlin        Stephen M. Slaggie     Michael M. Gostomski
----------------------------------------------------------------------------
      John D. Remick         Henry K. McConnon        Robert A. Hansen
----------------------------------------------------------------------------
    Willard D. Oberton        Michael J. Dolan        Reyne K. Wisecup
----------------------------------------------------------------------------
                             The Board of Directors

Performance Graph

Set forth below is a graph comparing, for a period of five years ended December 31, 2001, the yearly cumulative total shareholder return on the Company's Common Stock with the yearly cumulative total shareholder return of the NASDAQ Market Index and an index of a group of peer companies selected by the Company.

The companies in the peer group are Lawson Products, Inc., Noland Company, MSC Industrial Direct Co., Inc. and W.W. Grainger, Inc. The Company is not included in the peer group.

In calculating the yearly cumulative total shareholder return of the peer group index, the shareholder returns of the companies included in the peer group are weighted according to the stock market capitalization of such companies at the beginning of each period for which a return is indicated.

The comparison of total shareholder returns in the performance graph assumes that $100 was invested on December 31, 1996 in each of the Company, the NASDAQ Market Index and the peer group index, and that dividends were reinvested when and as paid.

                 Comparison of Five Year Cumulative Total Return
        Among Fastenal Company, NASDAQ Market Index and Peer Group Index

                        [PERFORMANCE GRAPH APPEARS HERE]

------------------------------------------------------------------------------
                       1996     1997      1998       1999     2000     2001
------------------------------------------------------------------------------
Fastenal Company      100.00    83.65     96.27     98.42    120.41   145.99
------------------------------------------------------------------------------
Peer Group Index      100.00   122.04    108.36     117.02    97.94   126.78
------------------------------------------------------------------------------
NASDAQ Market Index   100.00   122.32    172.52     304.29   191.25   152.46
------------------------------------------------------------------------------

                        RELATIONSHIP WITH AND APPOINTMENT
                             OF INDEPENDENT AUDITORS

The Board of Directors has selected KPMG LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2002, subject to ratification by the shareholders. While it is not required to do so, the Board of Directors is submitting the selection of that firm for ratification in order to ascertain the view of the shareholders. If the selection is not ratified, the Board of Directors will reconsider its selection. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2002.

A representative of KPMG LLP will be present at the Annual Meeting of Shareholders and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers to file initial reports of share ownership and reports of changes in share ownership with the Securities and Exchange Commission. Directors and officers are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's directors and officers, all Section 16(a) filing requirements were met for the year ended December 31, 2001, except that one report, covering two stock gifts in 2001, was filed late by Stephen M. Slaggie.

                               ADDITIONAL MATTERS

The Annual Report of the Company for the fiscal year ended December 31, 2001, including financial statements, is being mailed with this Proxy Statement.

As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of shareholders, it is intended that the shares represented by the Proxies solicited by the Board of Directors will be voted by the Proxies named therein in accordance with their best judgment.

The Company will pay the cost of soliciting Proxies in the accompanying form. In addition to solicitation by the use of mails, certain directors, officers and regular employees of the Company may solicit Proxies by telephone, telegram or personal interview, and may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.

Shareholders who wish to obtain a copy of the Company's 10-K Annual Report filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2001 may do so without charge by writing to Stephen M. Slaggie, Secretary, at the Company's offices, 2001 Theurer Boulevard, Winona, Minnesota 55987-1500.

                                        By Order of the Board of Directors,


                                        /s/ Stephen M. Slaggie

                                        Stephen M. Slaggie
                                        Secretary

Dated: March 5, 2002

                                FASTENAL COMPANY

                         ANNUAL MEETING OF SHAREHOLDERS

                             Tuesday, April 16, 2002
                   10:00 a.m., Central Daylight Savings Time

                          Fastenal Company Headquarters
                             2001 Theurer Boulevard
                                Winona, Minnesota

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Fastenal Company

2001 Theurer Boulevard, Winona, Minnesota 55987-1500                      Proxy
-------------------------------------------------------------------------------

               This proxy is solicited by the Board of Directors
            for use at the Annual Meeting of Shareholders to be held
               on April 16, 2002 and at any adjournment thereof.

By signing this proxy, you revoke all prior proxies and appoint Stephen M. Slaggie, John D. Remick and Willard D. Oberton, and each of them, as Proxies, each with full power of substitution, to vote, as designated on the reverse side and below, at the Annual Meeting of Shareholders to be held on April 16, 2002, and at any adjournment thereof, all shares of Common Stock of Fastenal Company registered in your name at the close of business on February 26, 2002.

This proxy when properly executed will be voted as specified on the reverse side, but, if no direction is given, this proxy will be voted FOR Items 1 and 2. Notwithstanding the foregoing, if this proxy is to be voted for any nominee named on the reverse side and such nominee is unwilling or unable to serve, this proxy will be voted for a substitute in the discretion of the Proxies. The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

                      See reverse for voting instructions.

                             [FASTENAL COMPANY LOGO]







                            |                      |
                           \|/ Please detach here \|/
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


          The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of Directors:  01 Robert A. Kierlin      05 Henry K. McConnon
                           02 Stephen M. Slaggie     06 Robert A. Hansen
                           03 Michael M. Gostomski   07 Willard D. Oberton
                           04 John D. Remick         08 Michael J. Dolan
                                                     09 Reyne K. Wisecup

                    [_]  Vote FOR               [_] Vote WITHHELD
                         all nominees               from all nominees
                         (except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

--------------------------------------------------------

--------------------------------------------------------

2. Ratification of the appointment of KPMG LLP as independent auditors for the 2002 fiscal year.

                         [_] For [_] Against [_] Abstain

Address Change? Mark Box [_]  Indicate changes below:

Dated:_________________________, 2002

---------------------------------------------------------

---------------------------------------------------------
Signature(s) in Box
Please sign exactly as your name(s) appear on proxy. Jointly owned shares will be voted as directed if one owner signs unless another owner instructs to the contrary, in which case the shares will not be voted. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.